Exhibit 4.2
COMMON STOCK PURCHASE WARRANT
COMSTOCK INC.
THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMSTOCK INC. (THE “COMPANY”).

Warrant Shares: 500,000	Issue Date: December 15, 2022
This is to certify that, FOR VALUE RECEIVED, GHF, Inc.  (the “Holder”) is entitled to purchase, subject to the provisions of this warrant (this “Warrant”), from the Company, 500,000 shares of common stock of the Company, par value $0.000666 per share (the “Stock”), at a price of per share of $2.5217 (the “Exercise Price”). The number of shares of Stock to be received and the Exercise Price to be paid therefor upon the exercise of this Warrant are subject to adjustment as set forth in Section 5 below. The shares of Stock deliverable upon such exercise at any time are hereinafter sometimes referred to as “Warrant Shares.”
1.    EXERCISE OF WARRANT.
a.    Procedural Requirements. This Warrant may be exercised in whole or in part at any time from the Issue Date until 5:00 p.m., Eastern Standard Time on December 15, 2024. In order to exercise this Warrant, the Holder shall deliver to the Company (A) the Purchase Form attached hereto as Exhibit A, duly completed and executed; (B) payment of the Exercise Price for the Warrant Shares; and (C) this Warrant upon receipt of the foregoing items, the Company shall execute or cause to be executed and deliver or cause to be delivered to the Holder, a certificate or certificates representing the aggregate number of full Warrant Shares issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be in such denomination or denominations as the Holder shall request and shall be registered in the name of the Holder or, subject to the restrictions on transfer set forth herein, such other name as shall be designated in the notice. This Warrant shall he deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or any other person so designated shall be deemed to have become a holder of record of such shares for all purposes, as of the date the notice, together with the Exercise Price and this Warrant, are received by the Company as described above. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to the Holder a new Warrant evidencing the right of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new

Warrant shall in all other respects be identical with this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant and the same returned to the Holder.
b.    Cashless Exercise. This Holder may at its option elect to provide a notice of cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows: X = Y * (A-B)/A where: X = the number of Warrant Shares to be issued to the Holder. Y = the number of shares of common stock with respect to which the warrant is being exercised. A = the closing sale prices of the Company’s common stock for the trading day immediately prior to the date of exercise. B = $2.5217.
2.    RESERVATION OF SHARES. The Company shall at all times reserve for issuance and delivery upon exercise of this Warrant such number of shares of Stock as shall be required for such issuance and delivery upon exercise hereof. All such shares of Stock shall, when issued in accordance with the terms hereof, be validly issued, fully paid and non-assessable.
3.    FRACTIONAL SHARES. Notwithstanding any provision contained in this Warrant to the contrary, the Company shall not issue fractional shares upon exercise of Warrants. If, by reason of any adjustment made pursuant to this Warrant, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round to the nearest whole number the number of the shares of Stock to be issued to the Holder.
4.    RIGHTS OF HOLDER, The Holder shall not, solely by virtue hereof, be entitled to any rights of a shareholder in. the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.
5.    ADJUSTMENT OF NUMBER OF SHARES AND EXERCISE PRICE. In case the Company shall at any time subdivide or combine its outstanding shares of capital stack of the Company into a greater or lesser number of shares by stock split, stock dividend, reverse stock split or otherwise, the number of Warrant Shares and the Exercise Price shall be proportionately adjusted to take into account the effect of such subdivision; or combination. In the case of any reclassification or change of the Stock issuable upon exercise of this Warrant, the Company shall execute a new Warrant providing that the Holder of this Warrant shall have the right to exercise such new Warrant and upon such exercise to receive, in lieu of each share of Stock theretofore issuable upon exercise of this Warrant, the number and kind of shares of stock, other securities, money or property receivable upon such reclassification or change in respect of one share of the Stock. Such new Warrant shall provide for further adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5.
6.    LOSS OR MUTILATION. Upon receipt by the Company from the Holder of evidence reasonably satisfactory to it of the ownership and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to it, and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lien hereof a new Warrant of like tenor to the Holder; provided, in the case of mutilation, that no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.
7.    GOVERNING LAW. This Warrant shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Nevada without regard to conflicts of law principles.
8.    HOLDER’S ACKNOWLEDGMENTS. By the Holder’s acceptance hereof, the Holder acknowledges, represents and warrants to the Company that:
a.    the Holder is an “accredited investor” as defined under Rule 501 of Regulation D promulgated under the Securities Act;
b.    the Holder has had the opportunity, to the Holder’s satisfaction, to make a due diligence investigation of the Company, to request additional information regarding the Company and the Company’s business, and to discuss the Company’s affairs with the Company’s principals. The Holder, either alone or with the Holder’s professional purchaser representative, has sufficient knowledge and experience in business and financial matters to evaluate the merits and risks of the Holder’s investment in this Warrant and the Stock;
c.    the Holder (i) understands that an investment in this Warrant and the Stock is speculative due to factors including (but not limited to) the risk of economic loss from the operations of the Company, but believes that such an investment is suitable for the Holder based upon the Holder’s financial needs, (ii) can withstand a complete loss of the Holder’s investment; and (iii) has the net worth to undertake these risks;
d.    the Holder is acquiring tills Warrant and will acquire the Stock for the Holder’s own account and not with a view to or for sale in connection with, any distribution thereof, the Holder has no present intention of distributing, selling or otherwise disposing of this Warrant or any of the Stock, except for transfers any affiliates of Holder approved by the Company in advance writing; and the Holder will not sell, transfer or otherwise dispose of this Warrant or the Stock except in compliance with the registration requirements of applicable federal and state securities laws (or in reliance on an applicable exemption therefrom); and
e.    this Warrant is, and the Stock will be, offered under one or more exemptions provided in the Securities Act and applicable state securities laws. As such, transfer of this Warrant and the Stock will be severely restricted, and the Holder may be required to bear the economic risk of investment for an indefinite period of time. The Holder has no need of liquidity with respect to the Holder’s investment in the Company.
9.    NOTICES. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by a nationally recognized overnight courier or by telecopy with confirmation of receipt, addressed as follows:

If to the Company:

Comstock Inc.
PO Box 1118
117 American Flat Road Virginia City, Nevada 89440
Attn: Corrado DeGasperis, CEO
Email: DeGasperis@comstockinc.com Phone: (775) 848 5310
with a copy
to:
Foley & Lardner LLP
777 East Wisconsin Avenue Milwaukee, Wisconsin 53202
Attention: Clyde Tinnen
Email: ctinnen@foley.com Phone: 414-297-5026
If to Holder, to its residence address (or mailing address, if different) and facsimile number set forth at the end of this Warrant, or to such other address and/or facsimile number and/or to the attention of such other person as specified by written notice given to the Company five calendar days prior to the effectiveness of such change.
[Signature pages follow]

HOLDER SIGNATURE PAGE TO COMMON STOCK PURCHASE WARRANT
IN WITNESS WHEREOF, and intending to be legally bound hereby, Holder has caused this Warrant to be duly executed and, by executing this signature page, hereby executes, adopts and agrees to all terms, conditions, and representations contained in the foregoing Warrant.

GHF, INC.

/s/ Theo Melas-Kyriazi
Signature

Theo Melas-Kyriazi
Print Name

Address:

190 Elgin Avenue
George Town, Grand Cayman, KY1-9005
Cayman Islands

COMPANY SIGNATURE PAGE TO COMMON STOCK PURCHASE WARRANT
–PLEASE DO NOT WRITE BELOW THIS LINE–
COMPANY USE ONLY

Accepted and Agreed:

COMSTOCK INC.

By:	/s/ Corrado De Gasperis
Name:	Corrado De Gasperis
Title:	Executive Chairman & CEO

As of: December 15, 2022

Exhibit A
PURCHASE FORM
1.    The undersigned hereby elects to purchase ______________ Shares (as such term is defined in the attached Warrant (the “Warrant”)) of Comstock Inc. pursuant to the terms of the Warrant, and tenders herewith payment of the purchase price of such shares in full.
2.    The undersigned hereby elects to convert the Warrant into shares as specified in the Warrant. This conversion is exercised with respect to ______________ of the shares covered by the Warrant.
3.    Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

(Holder’s Signature)

(Holder’s Name and title (if not an individual))

(Address)
4.    The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with the Warrant and applicable securities laws.

GHF, Inc.

(Signature)

(Name and Title)

(Date)